UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): July 10, 2006

000-14136

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 525 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 10, 2006, the Board of Directors of Cardium Therapeutics, Inc. (the “Company”) adopted a stockholder rights plan, as set forth in the Rights Agreement dated as of July 10, 2006, by and between the Company and Computershare Trust Company, Inc., as Rights Agent (the “Rights Agreement”). The following description of the terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is included as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed on July 11, 2006 and is incorporated herein by reference.

Pursuant to the terms of the Rights Agreement, the Board of Directors declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of the Common Stock of the Company (the “Common Stock”) to stockholders of record at the close of business on July 21, 2006 (the “Record Date”). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as defined below). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), at a purchase price of $40.00, subject to adjustment under certain conditions specified in the Rights Agreement and summarized below.

Initially, the Rights will be attached to all common stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from the common stock and a distribution date will occur upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has (subject to certain exceptions) acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”), other than as a result of repurchases of stock by the Company, or (ii) ten days (or such later date as the Board of Directors shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of Common Stock (the “Distribution Date”). Until the Distribution Date, (i) the Rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, (ii) new common stock certificates issued after the record date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of any Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 10, 2016, unless earlier redeemed by the Company as described below.

As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

In the event that an Acquiring Person becomes (subject to certain exceptions) the beneficial owner of 15% or more of the then outstanding shares of common stock (other than pursuant to an offer for all the outstanding shares of common stock that the Board of Directors determines to be fair to and otherwise in the best interests of the Company and its stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, Preferred Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which it is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph), or (ii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided) shall have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as “Triggering Events.”

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, the Board of Directors may exchange the Rights (other than Rights owned by the person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

At any time until 10 business days following the Stock Acquisition Date, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, common stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

An independent directors evaluation committee (the “Independent Directors Evaluation Committee”) of the Company, consisting of Directors of the Company who are neither officers, employees nor affiliates of the Company will review the Rights Agreement every three years and, if a majority of the members of the Independent Directors Evaluation Committee deems it appropriate, may recommend a modification or termination of the Rights Agreements.

Until a Right is exercised, the holder of a Right will have no rights by virtue of ownership as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Stock (or other consideration) of the Company or for common stock of the acquiring company.

Any of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment may be made at such time as the Rights are not redeemable.

Item 3.01	Material Modification to Rights of Security Holders.

See Item 1.01 above which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 1.01 above, the Board of Directors of the Company approved a Certificate of Designation of Series A Junior Participating Preferred Stock classifying and designating the Series A Junior Participating Preferred Stock. The Certificate of Designation was filed with the Secretary of State of Delaware, and became effective, on July 10, 2006. The Certificate of Designation is included as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed on July 11, 2006 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 8-A filed on July 11, 2006).

4.1	Form of Rights Agreement dated as of July 10, 2006, between the Company and Computershare Trust Company, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A filed on July 11, 2006).

4.2	Form of Rights Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form 8-A filed on July 11, 2006).

99.1	Press Release dated July 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: July 11, 2006	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer